                                NUMBER


   Temporary Certificate--Exchangeable for Definitive Engraved Certificate
                       When Ready for Delivery


                   ENTERTAINMENT PROPERTIES TRUST

                   A REAL ESTATE INVESTMENT TRUST

             FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                         SHARES


                                            SEE REVERSE FOR IMPORTANT NOTICE
                                               ON TRANSFER RESTRICTIONS
                                                 AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE            CUSIP
      IN THE CITIES OF

--------------------------------

THIS CERTIFIES THAT



is the owner of


FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, $.01 PAR
                         VALUE PER SHARE, OF

                   ENTERTAINMENT PROPERTIES TRUST

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

     DATED


/s/ David M. Brain                                  /s/ Robert L. Harris
-----------------------------                       ----------------------------
David M. Brain, Secretary                           Robert L. Harris, President

                        ENTERTAINMENT PROPERTIES TRUST
                                   FORMED
                                    1997
                                  MARYLAND

COUNTERSIGNED AND REGISTERED:

                                   TRANSFER AGENT AND REGISTRAR
BY
                                           AUTHORIZED SIGNATURE

                               IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no person may own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding shares of beneficial interest of the Trust. Any Person who attempts or proposes to own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted
Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -      Custodian
TEN ENT - as tenants by the entireties                     -----         ------
JT TEN  - as joint tenants with right                      (Cust)        (Minor)
          of survivorship and not as                       under Uniform Gifts
          tenants in common                                to Minors Act
                                                                        --------
                                                                         (State)

   Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                             hereby sells, assigns and
                   ----------------------------
transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                          shares
--------------------------------------------------------------------------
of beneficial interest of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint attorney
------------------------------------------------------------------------
to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated
     ------------------------------


                  --------------------------------------------------------------
                  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
                  NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
      NOTICE: PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.